Exhibit 99.2

Morningstar and Ibbotson:

Acquisition Questions and Answers

General Questions

Why is Morningstar acquiring Ibbotson?  Why is this a good strategic fit for Morningstar?

Ibbotson’s well-respected expertise in asset allocation and Morningstar’s expertise in security selection and investment research is a powerful combination. Both companies have a firm commitment to helping investors reach their financial goals. The acquisition is a logical move that will further strengthen Morningstar’s institutional and advisor businesses. The acquisition fits our growth strategies in several different areas.

Ibbotson and Morningstar both have well-established investment consulting practices that provide asset allocation and fund research to institutions, and the combination will create a stronger business both in size and range of services. Ibbotson’s established portfolio and asset management business, which constructs actively managed fund of funds offerings for financial institutions, will expand Morningstar’s existing investment management business.

In addition, Morningstar and Ibbotson are both committed to providing retirement advice to help investors reach their financial goals. The acquisition will further strengthen Morningstar’s position as a leading provider of independent retirement advice and will make Morningstar one of the largest independent providers of managed retirement accounts. In addition, as more investors transition into retirement, Ibbotson’s intellectual capital, research, and tools on asset allocation are a logical fit with the increasing need for information and advice on managing retirement income in addition to building assets for retirement.

The transaction also supports our growth strategy of adding greater breadth of services for our customers. For example, Ibbotson’s well-respected EnCorr software package for investment management and strategic asset allocation complements many of our research and portfolio tools for advisors. Ibbotson’s database of long-term capital markets returns, which extends back to 1926, will enhance Morningstar’s comprehensive security-specific data. Ibbotson also provides asset allocation, forecasting, and optimization software that is embedded in broker-dealer advisor platforms; this software complements Morningstar’s Web-based Advisor Workstation software.

The acquisition also complements another one of our growth strategies, which is to expand internationally and increase our presence with investors, advisors, and institutions around the globe. Morningstar has operations in 16 countries and we see an opportunity to offer Ibbotson’s asset allocation software and services through our existing global platform.

Finally, we think Ibbotson is a good fit with Morningstar’s culture. We’ve worked with people at Ibbotson for many years. Both companies are based in Chicago and have experienced significant growth throughout the past two decades. Most important, both companies share a strong commitment to helping investors meet their financial goals.

How will you integrate the company with Morningstar?

We have created an integration team led by Tao Huang, chief operating officer of Morningstar, and Mike Henkel, president of Ibbotson Associates. They will head up a team that will be responsible for developing a detailed integration plan between now and the completion of the acquisition. Until the acquisition is completed, it’s business as usual for both companies.

Will Roger Ibbotson stay with the firm?  Other key executives?

Yes. Both Roger Ibbotson, who founded Ibbotson Associates in 1977, and Mike Henkel, president of Ibbotson Associates, are planning to stay with Morningstar after the transaction is completed.

Will there be any changes to Morningstar’s board of directors?

No.

How many employees does Ibbotson have?

Ibbotson has approximately 150 employees.

Will you retain the Ibbotson name?

Yes. Ibbotson has a well-respected brand in the institutional market, and we expect that it will continue in the marketplace.

Will any employees at Ibbotson or Morningstar lose their jobs?

We will look at all areas of the combined company to determine the best organizational structure. As with any acquisition, there will be some overlapping functions. We’ll determine our staffing needs as we develop our integration plans, and we’ll communicate our integration plans as soon as possible upon completion of the acquisition. Until the acquisition is completed, it’s business as usual for both companies.

When do you expect the deal to close?

We expect the transaction to be finalized in the first quarter of 2006.

What approvals are required before the transaction is finalized? Do Morningstar’s shareholders need to approve the deal before it’s finalized?

The acquisition is subject to customary closing conditions, including Hart-Scott-Rodino clearance, as well as some client consents. Morningstar’s board of directors has approved the transaction. The acquisition does not require a Morningstar shareholder vote.

Each of Ibbotson’s shareholders is a party to the transaction agreement, and the transaction does not require further approval by Ibbotson’s board of directors or its shareholders.

Who approached whom?  How long have you been in discussions?

We have had a long-standing relationship with Ibbotson. We approached Ibbotson and we’ve been talking to them since the summer of 2005.

What are Ibbotson’s key product lines?

Ibbotson is a leading authority on asset allocation. Ibbotson’s major product lines are investment consulting and research; planning and analysis software; investment advice; educational and marketing services; and a widely used line of NASD-reviewed presentation materials.

Will you keep all of Ibbotson’s business lines?

We believe that Morningstar and Ibbotson’s product lines are largely complementary. The integration team will be completing a detailed analysis of both of our product lines and creating product-level marketing plans.

Is this Morningstar’s largest acquisition to date?

Yes.

Do you expect to acquire more companies in 2006 or is this it? How does this fit in with Morningstar’s overall acquisition strategy?

We’ll continue to look at potential acquisitions that help us further our mission of creating great products that help investors meet their financial goals and fit our business model of leveraging fixed investments in databases and core skill sets. In reviewing potential acquisitions, we focus on transactions that:

•                  Offer a good strategic fit with our mission of creating great products that help investors reach their financial goals

•                  Help us build our investment databases, research capabilities, technical expertise, or customer base faster and more cost effectively than we could if we built them ourselves

•                  Offer a good cultural fit with our entrepreneurial spirit and brand leadership

How will you keep investors informed about the acquisition?

Morningstar will address any additional investor questions about the acquisition through our monthly investor Q&As, which are posted on the first Friday of every month and also available in Form 8-Ks furnished to the SEC. If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:  Morningstar, Inc., Investor Relations, 225 West Wacker Drive,Chicago, IL 60606.

Financial Questions

What are the financial terms of the deal?

Morningstar will pay $83 million in cash for to acquire Ibbotson, subject to adjustments for working capital and certain make-whole payments. As part of the acquisition, Morningstar anticipates realizing approximately $10 million in cash tax benefits related to payment for cancellation of Ibbotson’s stock options.

Is Morningstar taking on debt or issuing stock to finance the transaction?

No; the transaction is an all-cash deal. As of September 30, 2005, Morningstar held approximately $135.4 million in cash, cash equivalents, and investments.

How large is Ibbotson’s annual revenue base?

Ibbotson had $37.2 million in revenue for its fiscal year ending June 30, 2005.

Are you planning to issue pro forma financials for the combined company?

Yes, we will disclose pro forma historical financial statements for the combined company, as well as some stand-alone historical financial statements for Ibbotson, in an 8-K filing after the acquisition is completed. Please refer to the accompanying fact sheet to see key financial metrics for Ibbotson in 2004 and 2005.

Do you anticipate any other costs related to the acquisition? What impact will it have on Morningstar’s earnings?

We won’t have a detailed cost estimate until we complete a comprehensive integration plan and business review of the combined company. Because Morningstar’s policy is not to issue earnings forecasts or guidance, we’re not able to make any comments about the potential impact on our earnings.

Product Questions

How will this affect delivery of Ibbotson’s upcoming software releases and other products and services? Should Ibbotson’s clients continue to call Ibbotson with questions about their products?

It’s business as usual. Ibbotson clients should continue to contact Ibbotson with questions about data, product delivery, product support issues, and billing matters. Ibbotson’s customers should expect to continue receiving the same type of products and services and the same level of service they’re currently receiving.

One of our top priorities is to make sure that our customers continue to receive high-quality services, without any disruption. We’ll continue to build on our tradition of responding to market needs, and will work hard to ensure a smooth integration for our clients.

We’re excited about our prospects as a combined company and will continue to keep our customers informed as we move closer to completing this transaction.

How will this impact Morningstar’s retirement advice business?

This acquisition will make Morningstar one of the largest independent providers of managed retirement accounts in the industry. Both Ibbotson and Morningstar are committed to providing retirement advice services to help investors reach their financial goals. Ibbotson currently has approximately $3.5 billion in assets under management for participants in 401(k) plans and other defined contribution plans. Ibbotson manages assets on behalf of several major retirement plan providers and has an extensive reach with plan sponsors and plan participants. As of September 30, 2005, Morningstar had $225.9 million in assets under management through our managed retirement account service. About 12 million retirement plan participants have access to Morningstar’s suite of retirement planning services through approximately 69,000 plan sponsors and 30 plan providers.

How does the acquisition fit in with Morningstar’s investment philosophy?
Is Morningstar’s emphasis on fundamental research compatible with Ibbotson’s emphasis on asset allocation?

We believe Ibbotson’s well-respected capabilities in asset allocation complement Morningstar’s strength in security selection and fundamental approach to investment research. We’ve always believed that investors should take a holistic view of their portfolios, and asset allocation is a crucial component of effective portfolio construction. We plan to draw on Ibbotson’s asset allocation framework and tools to help investors understand how to most effectively combine asset classes and construct their portfolios to meet their financial goals.

Ibbotson serves as subadvisor or consultant for several funds of funds.
Will Morningstar’s retail analysts write reports on these funds?

No. We will not provide analyst coverage on any investment vehicles for which Ibbotson serves as subadvisor or consultant. We’ll provide quantitative information, including comprehensive performance data and Morningstar ratings, but will not be providing written analyst reports.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Q&A contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in Morningstar’s filings with the Securities and Exchange Commission, including Morningstar’s Prospectus filed on May 4, 2005. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this Q&A reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.